Exhibit 99.1

Net Element Reports Third Quarter and Nine Months Ended September 30, 2016 Results

Quarterly revenues continue to increase year over year, net loss attributable to shareholders narrows by 23% ($1.04 million) over same period in 2015

MIAMI, FL – November 14, 2016 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services, today reported financial results for the third quarter and nine months ended September 30, 2016 and provided an update on recent strategic and operational initiatives.

For third quarter ended September 30, 2016, net revenues increased 11% to $14,009,652 as compared to $12,675,123 in the prior year. The $1,334,529 increase in net revenues is primarily due to organic growth in North America Transaction Solutions:

●	North America Transaction Solution segment: Continued organic growth of SMB merchants in this segment with emphasis on value-added offerings. Revenues for this segment for the third quarter 2016 were $3.4 million, a 43% increase over the prior year.
●	Mobile Solutions segment: Net revenues dropped by 36% over the prior year to $1.2 million and gross margin increased by 389% over the prior year due to shift into branded content business.
●	Online Solutions: Net revenues for this segment for the third quarter 2016 were $1.6 million, a 22% drop over the prior year. Drop in net revenue is a result of discontinuance of payment processing for foreign currency dealers.

For nine months ended September 30, 2016, net revenues increased 55% to $38,963,559 as compared to $25,122,250 in the prior year. The $13,841,309 increase in net revenues is primarily due to organic growth in the Company’s three segments:

●	North America Transaction Solution segment: Continued organic growth of SMB merchants in this segment with emphasis on value-added offerings. Revenues for this segment for nine months ended September 30, 2016 were $29.4 million, a 53% increase over the prior year.
●	Mobile Solutions segment: Net revenues increased by 43% over the prior year to $5.0 million over the prior year due to shift into branded content business.
●	Online Solutions: Processed volume for nine months ended September 30, 2016 for this segment was $336 million, a 30% increase over the prior year, while net revenues for this segment for nine months ended September 30, 2016 were $4.5 million, a 92% increase over the prior year.

Recent Highlights

●	Entered into settlement agreement with sellers over PayOnline acquisition
●	Entered into $10 million stock purchase agreement with ESOUSA Holdings, LLC
●	Dunkin’ Donuts became a client of Net Element’s PayOnline in Russia. PayOnline enables online ordering and payments for one of the world’s largest coffee and baked goods chain
●	Named one of the fastest-growing technology companies in South Florida Business Journal’s 2016 Technology Awards
●	PayOnline payments module became available for most popular e-commerce and CMS platforms. Fully-integrated payment acceptance is now available on 19 most popular e-commerce and CMS platforms
●	PayOnline continued expansion into Central Asia. Dynamic organic growth during the last twelve months lead to office opening in Kazakhstan
●	PayOnline partnered with Round Bank. Integrated first 70 online merchants to its platform under new collaboration agreement with Round Bank

“We are pleased with our continued improvement as we narrow our losses for the quarter. Our results are a reflection of our ability to implement our business objectives in a dynamic environment,” commented Oleg Firer, CEO of Net Element. “We continue to be excited about our strategic initiatives for the remainder of the year.”

Conference Call:

The Company will host a conference call to discuss Third Quarter 2016 financial results and business highlights on November 15, 2016 at 8:30 AM ET. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1 (408) 337-0139, and referencing password 18929736. It is recommended that participants dial in approximately 10 minutes prior to the start of the 8:30 am Eastern call.

The call will also be webcast live from http://edge.media-server.com/m/p/y4vbhvpa. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

Results of Operations for the Three Months Ended September 30, 2016 Compared to the Three Months Ended September 30, 2015

We reported an adjusted, non-GAAP, net loss attributable to Net Element, Inc. stockholders of $2,736,839, or $0.20 per share, for the three months ended September 30, 2016 as compared to an adjusted, non-GAAP, net loss attributable to Net Element, Inc. stockholders of $2,908,127, or $0.42 per share, for the three months ended September 30, 2015. The decrease in net loss of $171,288 was primarily due to a higher gross margin and lower interest expense offset by increased other expenses for stock value guarantee payment accrual.

Net revenues consist primarily of payment processing fees. Net revenues were $14,009,652 for the three months ended September 30, 2016 as compared to $12,675,123 for the three months ended September 30, 2015. The increase in net revenue is primarily a result of an increase in revenue from our North America Transaction Solutions segment, amounting to $3,359,320, offset by decreases in revenue from our Mobile Solutions and Online Solutions segments of $1,569,243 and $455,548, respectively. Increases in our North America Transaction Solutions segment revenue were primarily due to a net increase in merchants processing with us. The following table sets forth our sources of revenues, cost of revenues and gross margins for the three months ended September 30, 2016 and 2015.

Gross Margin Analysis

	Three Months Ended		Three Months Ended		Increase /
Source of Revenues	September 30, 2016	Mix	September 30, 2015	Mix	(Decrease)

North America Transaction Solutions	$11,186,287	80%	$7,826,967	62%	$3,359,320
Mobile Solutions	1,226,241	9%	2,795,484	22%	(1,569,243)
Online Solutions	1,597,124	11%	2,052,672	16%	(455,548)
Total	$14,009,652	100%	$12,675,123	100%	$1,334,529

	Three Months Ended	% of	Three Months Ended	% of	Increase /
Cost of Revenues	September 30, 2016	revenues	September 30, 2015	revenues	(Decrease)

North America Transaction Solutions	$9,585,952	86%	$6,489,695	83%	$3,096,257
Mobile Solutions	1,045,836	85%	2,758,590	99%	(1,712,754)
Online Solutions	1,063,380	67%	1,457,042	71%	(393,662)
Total	$11,695,168	83%	$10,705,327	84%	$989,841

	Three Months Ended	% of	Three Months Ended	% of	Increase /
Gross Margin	September 30, 2016	revenues	September 30, 2015	revenues	(Decrease)

North America Transaction Solutions	$1,600,335	14%	$1,337,272	17%	$263,063
Mobile Solutions	180,405	15%	36,894	1%	143,511
Online Solutions	533,744	33%	595,630	29%	(61,886)
Total	$2,314,484	17%	$1,969,796	16%	$344,688

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, content provider fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the three months ended September 30, 2016 were $11,695,168 as compared to $10,705,327 for the three months ended September 30, 2015.

The $989,841 increase in cost of revenue was primarily a result of an increase in U.S. transaction volume. The decreases in cost of revenue in each of our Mobile Solutions and Online Solutions segments coincided with the decreases in sales for the period in such segments.

Gross Margin for the three months ended September 30, 2016 was $2,314,484, or 17% of net revenue, as compared to $1,969,796, or 16% of net revenue, for the three months ended September 30, 2015.

Total operating expenses, excluding share based compensation, were $3,350,792 for the three months ended September 30, 2016, as compared to total operating expenses, excluding share based compensation of $3,295,190 for the three months ended September 30, 2015. Total operating expenses for the three months ended September 30, 2016 consisted of general and administrative expenses of $2,284,737, provision for bad debts of $301,170 and depreciation and amortization of $764,886. For the three months ended September 30, 2015, total operating expenses, excluding share based compensation, consisted of general and administrative expenses of $2,159,170, provision for bad debts of $284,384 and depreciation and amortization of $851,636. The components of our general and administrative expenses are discussed below.

General and administrative expenses were $2,284,737 for the three months ended September 30, 2016 as compared to $2,159,170 for the three months ended September 30, 2015. General and administrative expenses for the three months ended September 30, 2016 and 2015 consisted of operating expenses not otherwise delineated in our unaudited condensed consolidated statements of operations and comprehensive loss as follows:

Three months ended September 30, 2016

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$327,785	$107,310	$167,802	$442,497	$1,045,394
Professional fees	89,985	36,874	161,394	384,227	672,480
Rent	-	942	35,682	116,703	153,327
Business development	10,827	4,869	27,752	-	43,448
Travel expense	61,700	2,563	5,978	50,466	120,707
Filing fees	-	-	-	17,789	17,789
Transaction (gains) losses	-	(11,068)	(655)	(141,639)	(153,362)
Other expenses	143,621	9,394	49,949	181,990	384,954
Total	$633,918	$150,884	$447,902	$1,052,033	$2,284,737

Three months ended September 30, 2015

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$207,229	$84,527	$120,763	$596,922	$1,009,441
Professional fees	77,174	67,127	281,445	250,785	676,531
Rent	-	12,455	37,169	47,542	97,166
Business development	2,893	375	10,876	-	14,144
Travel expense	14,425	8,525	8,762	25,962	57,674
Filing fees	-	-	-	1,258	1,258
Transaction (gains) losses	-	39	158	2,490	2,687
Other expenses	122,689	(26,676)	98,921	105,335	300,269
Total	$424,410	$146,372	$558,094	$1,030,294	$2,159,170

Salaries, benefits, taxes and contractor payments were $1,045,394 for the three months ended September 30, 2016 as compared to $1,009,441 for the three months ended September 30, 2015, representing an increase of $35,953 as follows:

Segment	Salaries and benefits for the three months ended September 30, 2016	Salaries and benefits for the three months ended September 30, 2015	Increase / (Decrease)
North America Transaction Solutions	$327,785	$207,229	$120,556
Mobile Solutions	107,310	84,527	22,783
Online Solutions	167,802	120,763	47,039
Corporate Expenses & Eliminations	442,497	596,922	(154,425)
Total	$1,045,394	$1,009,441	$35,953

The primary reason for the increase was a $120,556 increase in salaries from North America Transaction Solutions due to higher headcount and additional sales incentives for retention and portfolio performance. Additionally, we had an increase of $47,039 from the acquisition of PayOnline (acquired May 20, 2015) and a $22,783 increase to Mobile Solutions from changes in personnel and compensation that was offset by a $154,425 decrease to corporate salaries from reduced headcount.

Professional fees were $672,480 for the three months ended September 30, 2016 as compared to $676,531 for the three months ended September 30, 2015, representing a decrease of $4,051 as follows:

Three months ended September 30, 2016

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$5,818	$56	$847	$99,179	$105,900
SEC Compliance Legal Fees	-	-	-	43,750	43,750
Accounting and Auditing	-	-	-	101,732	101,732
Tax Compliance and Planning	-	-	-	33,200	33,200
Consulting	84,167	36,818	160,547	106,366	387,898
Total	$89,985	$36,874	$161,394	$384,227	$672,480

Three months ended September 30, 2015

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$4,698	$414	$90,338	$205,846	$301,296
SEC Compliance Legal Fees	-	-	-	43,749	43,749
Accounting and Auditing	850	1,995	14,798	138,453	156,096
Tax Compliance and Planning	-	-	-	18,450	18,450
Consulting	71,626	64,718	176,309	(155,713)	156,940
Total	$77,174	$67,127	$281,445	$250,785	$676,531

Variance

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$1,120	$(358)	$(89,491)	$(106,667)	$(195,396)
SEC Compliance Legal Fees	-	-	-	1	1
Accounting and Auditing	(850)	(1,995)	(14,798)	(36,721)	(54,364)
Tax Compliance and Planning	-	-	-	14,750	14,750
Consulting	12,541	(27,900)	(15,762)	262,079	230,958
Total	$12,811	$(30,253)	$(120,051)	$133,442	$(4,051)

General legal expenses decreased $195,396 for the three months ended September 30, 2016 compared to the three months ended September 30, 2015 primarily due to decreased litigation activity due to the settlement of certain litigation matters. Offsetting the decrease was an increase in consulting fees of $230,958 primarily due to a non-cash, one-time accounting adjustment. This was offset by a decrease in consulting fees for outside sales support and outsourced operations for our Mobile Solutions and Online Solutions segments.

Other general and administrative expenses were $384,954 for the three months ended September 30, 2016 as compared to $300,269 for the three months ended September 30, 2015, representing an increase of $84,685. This increase is primarily caused by an increase in insurance expense of $121,232 and office expenses of $34,990, which were partially offset by decreases in utilities of $40,243 and taxes of $41,017.

We recorded bad debt expense of $301,170 for the three months ended September 30, 2016 as compared to $284,384 for the three months ended September 30, 2015. For the three months ended September 30, 2016, we recorded a loss provision which was primarily comprised of $301,132 in ACH rejects. For the three months ended September 30, 2015, we recorded a $284,384 loss provision which was comprised of $307,154 in ACH rejects partially offset by a $22,811 recovery from our Russian operations.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements. Depreciation and amortization expense was $764,886 for the three months ended September 30, 2016 as compared to $851,636 for the three months ended September 30, 2015. The $86,751 decrease in depreciation and amortization expense was primarily due to a reduction in portfolio amortization.

Interest expense was $608,716 for the three months ended September 30, 2016 as compared to $1,605,034 for three months ended September 30, 2015, representing a decrease of $996,318. The decrease in interest expense was due to conversion of convertible notes payable during 2015 resulting in lower interest costs as remaining note balances have lower interest carrying costs.

The net loss attributable to non-controlling interests amounted to $33,683 for three months ended September 30, 2016 as compared to $23,577 for the three months ended September 30, 2015.

During the three months ended September 30, 2016, we recognized a charge of $1,433,475 relating to an amendment to the PayOnline acquisition agreement, which we entered into on October 25, 2016. Such amendment calls for our assumption of certain merchant reserve liabilities equal to the charge taken.

Results of Operations for the Nine Months Ended September 30, 2016 Compared to the Nine Months Ended September 30, 2015

We reported an adjusted, non-GAAP, net loss attributable to Net Element, Inc. stockholders of $7,555,434, or $0.61 per share, for the nine months ended September 30, 2016 as compared to an adjusted, non-GAAP, net loss attributable to common stock of $7,730,915, or $1.43 per share, for the nine months ended September 30, 2015. This resulted in an decrease in adjusted, non-GAAP, net loss attributable to Net Element, Inc. stockholders of $175,481, which was primarily due to a $3,722,142 loss from the stock price guarantee in connection with the PayOnline acquisition and an increase in depreciation and amortization of $580,637 offset by an $1,821,009 decrease in interest expense, $2,063,323 increase in gross margin, and a $441,749 increase in other income. These items are discussed further below.

Net revenues consist primarily of payment processing fees. Net revenues were $38,963,559 for the nine months ended September 30, 2016 as compared to $25,122,250 for the nine months ended September 30, 2015.

The increase in net revenue is primarily a result of an increase in revenue from our North American Transaction Solutions segment, amounting to $10,166,983, and increases in revenue from our Mobile Solutions and Online Solutions segments of $1,509,902 and $2,164,424, respectively. Increases in our North American Transaction Solutions revenue were primarily due to organic net increases in merchants.

The following table sets forth our sources of revenues, cost of revenues and gross margins for the nine months ended September 30, 2016 and 2015.

Gross Margin Analysis

	Nine Months Ended		Nine Months Ended		Increase /
Source of Revenues	September 30, 2016	Mix	September 30, 2015	Mix	(Decrease)

North America Transaction Solutions	$29,442,868	76%	$19,275,885	77%	$10,166,983
Mobile Solutions	4,999,452	13%	3,489,550	14%	1,509,902
Online Solutions	4,521,239	12%	2,356,815	9%	2,164,424
Total	$38,963,559	100%	$25,122,250	100%	$13,841,309

	Nine Months Ended	% of	Nine Months Ended	% of	Increase /
Cost of Revenues	September 30, 2016	revenues	September 30, 2016	revenues	(Decrease)

North America Transaction Solutions	$25,206,769	86%	$16,543,190	86%	$8,663,579
Mobile Solutions	4,427,043	89%	2,786,984	80%	1,640,059
Online Solutions	2,931,390	65%	1,457,042	62%	1,474,348
Total	$32,565,202	84%	$20,787,216	83%	$11,777,986

	Nine Months Ended	% of	Nine Months Ended	% of	Increase /
Gross Margin	September 30, 2016	revenues	September 30, 2016	revenues	(Decrease)

North America Transaction Solutions	$4,236,099	14%	$2,732,695	14%	$1,503,404
Mobile Solutions	572,409	11%	702,566	20%	(130,157)
Online Solutions	1,589,849	35%	899,773	38%	690,076
Total	$6,398,357	16%	$4,335,034	17%	$2,063,323

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, content provider fees, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the nine months ended September 30, 2016 were $32,565,202 as compared to $20,787,216 for the nine months ended September 30, 2015.

The year over year increase in cost of revenue of $11,777,986 was primarily a result of an increase in U.S. transaction volume, which resulted in an $8,663,579 increase in cost of revenue in our North American Transaction Solutions segment. Additionally, there was a $1,640,059 increase in cost of revenue in our Mobile Solutions segment, which now includes mobile operator fees and content provider fees when we provide branded content. We also had $1,474,348 in new costs resulting from PayOnline operations (acquired May 20, 2015).

Gross Margin for the nine months ended September 30, 2016 was $6,398,357 or 16% of net revenue, as compared to $4,335,034 or 17% of net revenue, for the nine months ended September 30, 2015. There were increased margins from our Russian online transaction processing offset by lower margins from our branded content provided by Mobile Solutions. Included in the Mobile Solutions gross margin for the nine months ended September 30, 2016 is $328,428 of branded content.

Total operating expenses, excluding non-cash compensation, were $9,548,047 for the nine months ended September 30, 2016, as compared to total operating expenses, excluding non-cash compensation of $9,120,877 for the nine months ended September 30, 2015. Total operating expenses, excluding share based compensation, for the nine months ended September 30, 2016 consisted of general and administrative expenses of $6,372,361, provision for bad debts of $678,150 and depreciation and amortization of $2,497,538. For the nine months ended September 30, 2015, total operating expenses, excluding share based compensation, consisted of general and administrative expenses of $6,778,751, provision of bad debts of $425,225 and depreciation and amortization of $1,916,901. The components of our general and administrative expenses are discussed below.

General and administrative expenses for the nine months ended September 30, 2016 and 2015 consisted of operating expenses not otherwise delineated in our unaudited condensed consolidated statements of operations and comprehensive loss as follows.

Nine months ended September 30, 2016

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$962,618	$343,247	$423,238	$1,498,541	$3,227,644
Professional fees	372,492	39,422	462,650	999,627	1,874,191
Rent	-	3,260	104,056	317,317	424,633
Business development	31,784	4,869	92,544	-	129,197
Travel expense	152,795	9,657	15,964	88,368	266,784
Filing fees	-	-	-	77,185	77,185
Transaction (gains) losses	-	(394,880)	38,449	(115,797)	(472,228)
Other expenses	401,607	15,657	91,976	335,715	844,955
Total	$1,921,296	$21,232	$1,228,877	$3,200,956	$6,372,361

Nine months ended September 30, 2015

Category	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$570,054	$298,154	$180,021	$1,679,556	$2,727,785
Professional fees	347,628	186,171	404,444	1,681,439	2,619,682
Rent	-	41,927	39,362	256,963	338,252
Business development	28,879	802	19,347	-	49,028
Travel expense	91,265	18,039	8,762	72,921	190,987
Filing fees	-	-	-	84,690	84,690
Transaction (gains) losses	-	1,513	159	(88,018)	(86,346)
Other expenses	371,399	83,075	107,539	292,660	854,673
Total	$1,409,225	$629,681	$759,634	$3,980,211	$6,778,751

Salaries, benefits, taxes and contractor payments were $3,227,644 for the nine months ended September 30, 2016 as compared to $2,727,785 for the nine months ended September 30, 2015, representing an increase of $499,859 as follows:

Segment	Salaries and benefits for the nine months ended September 30, 2016	Salaries and benefits for the nine months ended September 30, 2015	Increase / (Decrease)
North America Transaction Solutions	$962,618	$570,054	$392,564
Mobile Solutions	343,247	298,154	45,093
Online Solutions	423,238	180,021	243,217
Corporate Expenses & Eliminations	1,498,541	1,679,556	(181,015)
Total	$3,227,644	$2,727,785	$499,859

The primary reason for the increase was a $392,564 in salaries from North America Transaction Solutions and $243,217 from the acquisition of PayOnline (acquired May 20, 2015) offset by an $181,015 decrease to our corporate division salaries and benefits. North America Transaction Solutions increase is due to increased management headcount, increased risk management headcount and additional incentives for portfolio performance.

Professional fees were $1,874,191 for the nine months ended September 30, 2016 as compared to $2,619,682 for the nine months ended September 30, 2015, representing a decrease of $745,491 as follows:

Nine months ended September 30, 2016

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$39,215	$268	$3,867	$168,039	$211,389
SEC Compliance Legal Fees	60,000	-	-	71,250	131,250
Accounting and Auditing	-	-	578	326,132	326,710
Tax Compliance and Planning	-	-	-	44,200	44,200
Consulting	273,277	39,154	458,205	390,006	1,160,642
Total	$372,492	$39,422	$462,650	$999,627	$1,874,191

Nine months ended September 30, 2015

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Total
General Legal	$57,099	$449	$94,172	$504,192	$655,912
SEC Compliance Legal Fees	47,304	-	-	65,001	112,305
Accounting and Auditing	850	1,995	14,798	438,202	455,845
Tax Compliance and Planning	-	-	-	34,725	34,725
Consulting	242,375	183,727	295,474	639,319	1,360,895
Total	$347,628	$186,171	$404,444	$1,681,439	$2,619,682

Variance

Professional Fees	North America Transaction Solutions	Mobile Solutions	Online Solutions	Corporate Expenses & Eliminations	Increase / (Decrease)
General Legal	$(17,884)	$(181)	$(90,305)	$(336,153)	$(444,523)
SEC Compliance Legal Fees	12,696	-	-	6,249	18,945
Accounting and Auditing	(850)	(1,995)	(14,220)	(112,070)	(129,135)
Tax Compliance and Planning	-	-	-	9,475	9,475
Consulting	30,902	(144,573)	162,731	(249,313)	(200,253)
Total	$24,864	$(146,749)	$58,206	$(681,812)	$(745,491)

Total professional fees decreased $745,491 during for the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015 primarily due to decreased litigation activity at the corporate level and at our Mobile Solutions segment. Consulting fees decreased $200,253 primarily due a transition of consultants into permanent positions in corporate.

We recorded bad debt expense of $678,150 for the nine months ended September 30, 2016 as compared to $425,225 for the nine months ended September 30, 2015. For the nine months ended September 30, 2016, we recorded a loss which was primarily comprised of $710,508 in ACH rejects offset by a $32,358 recovery from our Russian operations. For the nine months ended September 30, 2015, we recorded a loss provision which was primarily comprised of $542,763 in ACH rejects offset by an $117,569 recovery from our mobile payments business.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses, trademarks, domain names and employee non-compete agreements. Depreciation and amortization expense was $2,497,538 for the nine months ended September 30, 2016 as compared to $1,916,901 for the nine months ended September 30, 2015. The $580,637 increase in depreciation and amortization expense was primarily related to the PayOnline acquisition ($703,479 for IP Software, $49,998 for domain names, $74,834 for PCI Certification and $186,096 for portfolios and client lists), offset by a $600,068 decrease in portfolio amortization in our North American Transaction Solutions segment as legacy portfolios fully amortized.

Interest expense was $1,605,034 for the nine months ended September 30, 2016 as compared to $3,007,216 for nine months ended September 30, 2015, representing a decrease of $1,402,182. The decrease in interest expense was due to conversion of convertible notes payable during 2015 resulting in lower interest costs as remaining note balances have lower interest carrying costs.

The net loss attributable to non-controlling interests amounted to $110,350 for nine months ended September 30, 2016 as compared to $42,850 for the nine months ended September 30, 2015 due to increased losses at Aptito.

During the nine months ended September 30, 2016, we recognized a charge of $3,722,142 relating to the PayOnline acquisition agreement entered into on May 20, 2015. The PayOnline acquisition agreement calls for a guarantee payment in cash for decreases in the market value of certain restricted common shares issued in accordance with the acquisition agreement at 12 months from the date of the respective issuances. In addition, this includes a charge of $1,433,475 in connection with an amendment to the PayOnline acquisition agreement entered into on October 25, 2016, which calls for our assumption of certain merchant reserve liabilities equal to the charge taken.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other non-cash, non-recurring items not present in this year or last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and nine months ended September 30, 2016 and 2015 is presented in the following Non-GAAP Financial Measures Table.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	GAAP	Non-Cash Share- based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Three Months Ended September 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(3,469,540)	$732,701	$-	$(2,736,839)
Basic and diluted earnings per share	$(0.25)	$0.05	$-	$(0.20)
Basic and diluted shares used in computing earnings per share	14,030,204			14,030,204

	GAAP	Share-based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Three Months Ended September 30, 2015
Net (loss) income attributable to Net Element Inc stockholders	$(4,513,201)	$601,371	$1,003,703	$(2,908,127)
Basic and diluted loss per share	$(0.66)	$0.09	$0.15	$(0.42)
Basic and diluted shares used in computing loss per share	6,850,442			6,850,442

	GAAP	Non-Cash Share- based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Nine Months Ended September 30, 2016
Net (loss) income attributable to Net Element Inc stockholders	$(10,663,708)	$3,108,274	$-	$(7,555,434)
Basic and diluted earnings per share	$(0.87)	$0.25	$-	$(0.61)
Basic and diluted shares used in computing earnings per share	12,325,926			12,325,926

	GAAP	Share-based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Nine Months Ended September 30, 2015
Net (loss) income attributable to Net Element Inc stockholders	$(8,516,695)	$1,804,113	$(1,018,333)	$(7,730,915)
Basic and diluted loss per share	$(1.58)	$0.33	$(0.19)	$(1.43)
Basic and diluted shares used in computing loss per share	5,396,960			5,396,960

12

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$1,385,286	$1,025,747
Accounts receivable, net	5,866,714	5,198,993
Prepaid expenses and other assets	1,425,685	1,106,016
Total current assets, net	8,677,685	7,330,756
Fixed assets, net	128,470	162,123
Intangible assets, net	4,153,065	5,423,880
Goodwill	9,643,752	9,643,752
Other long term assets	792,834	353,050
Total assets	23,395,806	22,913,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	5,650,932	5,858,837
Accrued expenses	5,654,994	2,975,066
Deferred revenue	878,913	743,910
Notes payable (current portion)	147,577	518,437
Due to related parties	447,660	329,881
Total current liabilities	12,780,076	10,426,131
Notes payable (net of current portion)	4,047,140	3,446,563
Total liabilities	16,827,216	13,872,694

STOCKHOLDERS' EQUITY
Series A Convertible Preferred stock ($.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2016 and December 31, 2015)	-	-
Common stock ($.0001 par value, 400,000,000 shares authorized and 15,099,845 and 11,261,959 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively)	1,510	1,126
Paid in capital	163,285,658	154,361,694
Accumulated other comprehensive loss	(2,188,390)	(1,565,822)
Accumulated deficit	(154,618,755)	(143,955,048)
Noncontrolling interest	88,567	198,917
Total stockholders' equity	6,568,590	9,040,867
Total liabilities and stockholders' equity	$23,395,806	$22,913,561

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net revenues
Service fees	$12,874,386	$12,675,123	$34,355,912	$25,122,250
Branded content	1,135,266	-	4,607,647	-
Total Revenues	14,009,652	12,675,123	38,963,559	25,122,250

Costs and expenses:
Cost of service fees	10,683,897	10,705,327	28,285,984	20,787,216
Cost of branded content	1,011,271	-	4,279,218	-
General and administrative	2,284,737	2,159,170	6,372,361	6,778,751
Non-cash compensation	732,701	601,371	3,108,274	1,804,113
Bad debt expense	301,170	284,384	678,150	425,225
Depreciation and amortization	764,886	851,636	2,497,538	1,916,901
Total costs and operating expenses	15,778,662	14,601,888	45,221,525	31,712,206
Loss from operations	(1,769,010)	(1,926,765)	(6,257,966)	(6,589,956)
Interest expense, net	(608,716)	(1,605,034)	(1,186,207)	(3,007,216)
(Loss) gain on change in fair value and settlement of beneficial conversion derivative	-	(1,083,028)	-	939,008
Loss from stock value guarantee	(1,559,281)	-	(3,722,142)	-
Gain on debt extinguishment	-	79,325	-	79,325
Gain on asset disposal	-	44,928	-	68,786
Other income (expense)	433,784	(46,204)	392,257	(49,492)
Net loss before income taxes	(3,503,223)	(4,536,778)	(10,774,058)	(8,559,545)
Income taxes	-	-	-	-
Net loss	(3,503,223)	(4,536,778)	(10,774,058)	(8,559,545)
Net loss attributable to the noncontrolling interest	33,683	23,577	110,350	42,850
Net loss attributable to Net Element, Inc. stockholders	(3,469,540)	(4,513,201)	(10,663,708)	(8,516,695)

Dividends for the benefit of preferred stockholders	-	(621,273)	-	(1,146,470)

Net loss attributable to common stockholders	(3,469,540)	(5,134,474)	(10,663,708)	(9,663,165)

Foreign currency translation	(96,786)	(189,644)	(622,568)	(414,168)
Comprehensive loss attributable to common stockholders	$(3,566,326)	$(5,324,118)	$(11,286,276)	$(10,077,333)

Loss per share - basic and diluted	$(0.25)	$(0.75)	$(0.87)	$(1.79)

Weighted average number of common shares outstanding - basic and diluted	14,030,204	6,850,442	12,325,926	5,396,960

NET ELEMENT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(10,663,708)	$(8,516,695)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Non controlling interest	(110,350)	(42,850)
Share based compensation	3,108,274	1,804,113
Deferred revenue	135,003	(36,764)
Gain on Change in fair value and settlement of beneficial conversion derivative	-	(939,008)
Depreciation and amortization	2,497,538	1,916,901
Non cash interest	741,857	-
Amortization of debt discount	-	2,610,030
Gain on disposal of fixed asset	-	(68,786)
Gain on debt extinguishment	-	(79,325)
Changes in assets and liabilities
Accounts receivable	(610,384)	(1,236,319)
Prepaid expenses and other assets	(331,498)	(89,835)
Accounts payable and accrued expenses	4,165,778	1,172,979
Net cash (used in) provided by operating activities	(1,067,490)	(3,505,559)

Cash flows from investing activities

Purchase of portfolio and client acquisition costs	-	(423,250)
Sale of Portfolio	-	300,000
Note Receivable	-	(26,795)
Acquisition of PayOnline assets, net of cash received	-	(3,195,452)
Purchase of fixed, intangible and other assets	(1,346,718)	(484,137)
Net cash used in investing activities	(1,346,718)	(3,829,634)

Cash flows from financing activities
Proceeds from Preferred stock	-	5,500,000
Proceeds from indebtedness	2,668,500	650,000
Repayment of indebtedness	(110,434)	-
Related party advances	117,779	650,000
Net cash provided by (used in) financing activities	2,675,845	6,800,000

Effect of exchange rate changes on cash	97,902	347,578
Net (decrease) increase in cash	359,539	(187,615)

Cash at beginning of period	1,025,747	503,343
Cash at end of period	$1,385,286	$315,728

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$461,673	$397,186
Taxes	$94,718	$74,417
Non Cash activities:
Notes payable (net of discount)	$-	$694,445
Funds in escrow from issuance of notes	$-	$5,000,000
Derivative Liability - warrants	$-	$3,978,495
Preferred dividends paid in common stock	$-	$1,146,470
Share issuance for settlement of unpaid compensation	$1,042,509	$-
Shares issued for redemption of indebtedness	$2,328,351	$-
Shares issued in settlement of advances from board member	$909,285	$-

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise (“SME”) in the US and selected emerging markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element’s strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502